Exhibit 23.1

                     Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-44868, 33-47407, 33-48500, 33-48501,
333-64643 and 33-67288) of United Retail Group, Inc. and Subsidiaries of our report dated February 15, 2002, relating to the financial statements which appear in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 9, 2002